                                                                     EXHIBIT 4.1


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                                  GANTOS, INC.

                                       AND

                       STATE STREET BANK AND TRUST COMPANY

                    -----------------------------------------

                    SUPPLEMENTAL INDENTURE NO. 3 TO INDENTURE


                            DATED AS OF APRIL 1, 1995

                    -----------------------------------------


                            SERIES A PROMISSORY NOTES

                            SERIES B PROMISSORY NOTES


                            DATED AS OF JUNE 23, 1999


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



                          SUPPLEMENTAL INDENTURE NO. 3


         Supplemental Indenture No. 3 (the "Supplemental Indenture"), dated as of June 23, 1999, between Gantos, Inc., a Michigan corporation (the "Company"), and State Street Bank and Trust Company, a Massachusetts trust company and successor to Fleet Bank N.A. (successor to Shawmut Bank Connecticut, National Association, a national banking association) (the "Trustee").

                                    RECITALS

         A. The Company and the Trustee are the parties to the Indenture, dated as of April 1, 1995 between Company and Trustee, as successor trustee, as amended by Supplemental Indenture No. 1, dated as of December 15, 1997 ("Supplemental Indenture No. 1") and Restated Supplemental Indenture No. 2, dated as of June 30, 1998 ("Supplemental Indenture No. 2" and, together with Supplemental Indenture No. 1 and the initial Indenture, the "Indenture").

         B. The Company has entered into letter agreements dated April 30, 1999 with Elliott Associates, L.P., Gordian Group, L.P., Cardinal Capital Management, LLC (on behalf of Cardinal Recovery Partners and Argyle, L.T.D.) and NBD Bank f/k/a NBD Bank, N.A., who collectively own approximately 97% of the outstanding Notes (collectively, the "Restructuring Holders"), pursuant to which each Restructuring Holder agreed to restructure its payments (the "Restructuring").

         C. The Trustee has received signed letters from substantially all of the Holders of the outstanding Notes consenting to the Restructuring by the Restructuring Holders.

         D. This Supplemental Indenture memorializes the terms of the Restructuring with respect to the Restructuring Holders.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises, it is mutually agreed and consented, for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

         1. Capitalized Terms. Capitalized terms used in this Supplemental Indenture and not defined in this Supplemental Indenture have the meanings given them in the Indenture.

         2. Amendment of Section 2.01(c). Effective on the Effective Date of this Supplemental Indenture, the second paragraph of Section 2.01(c) of the Indenture is amended to read as follows:

                  The Notes shall mature on April 1, 2001, unless earlier called for redemption, provided that the Notes held by the Restructuring Holders shall mature on July 1, 2001, unless earlier called for redemption.

To the extent any of the Notes held by the Restructuring Holders are transferred to a third party, the new Notes shall reflect the new maturity date.

         3. Amendment of Section 3.01(b). Effective on the Effective Date of this Supplemental Indenture, Section 3.01(b) of the Indenture is amended to read as follows, with the effect that the Holders of Notes, other than the Restructuring Holders and their successors and assigns, shall be entitled to the same amounts on the same dates as they were entitled prior to the execution of this Supplemental Indenture:

                  (b) (1) With respect to Notes held by Holders other than the Restructuring Holders, the Notes shall be subject to mandatory sinking fund redemption on the following redemption dates at the Redemption Price and in an amount for each Series of Notes equal to its Pro-Rata share of the principal amount set forth below:


                   --------------------------------------------------------
                          DATE                               AMOUNT
                          ----                               ------
                   --------------------------------------------------------
                   July 1, 1997 - April 1, 1999             Previously Paid

                   --------------------------------------------------------
                   July 1, 1999                                 $774,725.87
                   --------------------------------------------------------

                   October 1, 1999                               774,725.87
                   --------------------------------------------------------

                   January 1, 2000                               774,725.87
                   --------------------------------------------------------

                   April 1, 2000                                 774,725.87
                   --------------------------------------------------------

                   July 1, 2000                                  774,725.87
                   --------------------------------------------------------

                   October 1, 2000                               774,725.87
                   --------------------------------------------------------

                   January 1, 2001                               774,725.87
                   --------------------------------------------------------

                   April 1, 2001                                 774,725.87
                   --------------------------------------------------------


                           (2) With respect to the Notes held by the Restructuring Holders, the Notes shall be subject to mandatory sinking fund redemption on the following redemption dates at the Redemption Price and in an amount for each Note held by a Restructuring Holder equal to its pro-rata share (defined for this purpose only as the amount determined by multiplying the applicable amount set forth below by a fraction, the numerator of which is the aggregate Outstanding Notes held by that Restructuring Holder and the denominator of which is the aggregate of the Outstanding Notes held by all Restructuring Holders) of the principal amount set forth below:

                   --------------------------------------------------------
                          DATE                               AMOUNT
                          ----                               ------
                   --------------------------------------------------------
                      July 1, 1997 - April 1, 1999*     Previously Paid
                   --------------------------------------------------------

                   --------------------------------------------------------
                      July 1, 1999                         $223,874.00
                   --------------------------------------------------------

                      October 1, 1999                       223,874.00
                   --------------------------------------------------------

                      January 1, 2000                       671,621.00
                   --------------------------------------------------------

                      April 1, 2000                         671,621.00
                   --------------------------------------------------------

                      July 1, 2000                          335,811.00
                   --------------------------------------------------------

                      October 1, 2000                       335,811.00
                   --------------------------------------------------------

                      January 1, 2001                       746,246.00
                   --------------------------------------------------------

                      April 1, 2001                         671,621.00
                   --------------------------------------------------------

                      July 1, 2001                          444,577.00
                   --------------------------------------------------------


*Except for original July 1, 1998 payment, a portion of which was deferred to June 1, 1999 and which deferred portion is being incorporated into this payment table.

         4. Representations and Warranties. The Company hereby represents and warrants (which representations and warranties shall survive the execution and delivery of this Supplemental Indenture) as of the date hereof that:

                  (a) All representations and warranties contained in the Indenture are true and correct in all material respects as of the date of this Supplemental Indenture with the same force and effect as if made on such date (except to the extent that any such representation or warranty relates expressly to an earlier date).

                  (b) The Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Supplemental Indenture and has taken all necessary corporate action to authorize the execution, delivery and performance of this Supplemental Indenture.

                  (c) This Supplemental Indenture has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Company, and is enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

                  (d) No registration or filing with, consent or approval of, or other action by, any Federal, State or other governmental agency, authority or regulatory body is or will be required on behalf of the Company in connection with the execution, delivery, performance, validity or enforcement of this Supplemental Indenture, other than any such registration or filing which has been made or any such consent, approval or other action which has been



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

         obtained and remains in full force and effect and other than the filing of Form 10-Q or a Form 10-K with the Securities and Exchange Commission.

                  (e) The execution, delivery and performance of this Supplemental Indenture by the Company will not violate any provision of the certificate or articles of incorporation or bylaws of the Company (before or immediately after the Effective Date) or any of its subsidiaries or any law, statute, rule or regulation, or any order or decree of any court or governmental instrumentality applicable to the Company or any of its subsidiaries, or, after the Effective Date, violate, result in the breach of or constitute a default under any indenture, agreement or other instrument to which the Company or any of its subsidiaries or any of their respective properties or assets are or may be bound.

                  (f) After giving effect to this Supplemental Indenture after the Effective Date, the Company is in compliance with all of the various covenants and agreements applicable to it set forth in the Indenture.

                  (g) After giving effect to this Supplemental Indenture after the Effective Date, no event has occurred and is continuing which constitutes or would constitute, with the giving of notice or the lapse of time or both, an Event of Default under the Indenture.

                  (h) The Company has no defense to or setoff, counterclaim or claim against payment of the Notes or enforcement of the Indenture or the Notes based upon a fact or circumstance existing or occurring on or prior to the date of this Supplemental Indenture.

         5. Conditions Precedent. Notwithstanding any term or provision of this Supplemental Indenture to the contrary, no amendment set forth in this Supplemental Indenture shall become effective until the Trustee shall have determined that each of the following conditions precedent shall have been satisfied, such determination to be conclusively evidenced by the Trustee's execution and delivery of this Supplemental Indenture:

                  (a) The Company shall have delivered to the Trustee a copy of the resolution of the Company, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, that this Supplemental Indenture has been authorized by the Company. The Company shall have also delivered to the Trustee a certification of an officer of the Company that all of the conditions precedent to the effectiveness of this Supplemental Indenture shall have been met as of the date of such certificate and that the representations and warranties set forth in Section 4 of this Supplemental Indenture are true as of the Effective Date.

                  (b) The Trustee shall have received an Opinion of Counsel stating that the execution of this Supplemental Indenture is authorized or permitted by the Indenture.

                  (c) Counterparts of this Supplemental Indenture shall have been duly executed and delivered on behalf of the Company and the Trustee.


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                  (d) The Company shall have received the consent of the
         Revolving Credit Lender for the Restructuring.

         6. Effective Date. The Effective Date of this Supplemental Indenture shall be June 1, 1999.

         7. Additional Event of Default. It shall constitute an Event of Default under the Indenture if any of the representations and warranties of the Company under this Supplemental Indenture shall prove to have been incorrect in any material respect when made.

         8. No Other Change. Except as modified by this Supplemental Indenture, the Indenture shall continue in full force according to its terms and is hereby ratified.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                            GANTOS, INC.


                                            By: /s/ Arlene H. Stern
                                               ---------------------------------
                                                     Its: President/CEO
                                                         -----------------------


Attest:

 /s/ Thomas Villano
-------------------------------
Name: Thomas Villano
     --------------------------
Title:   CFO
       ------------------------



                                            STATE STREET BANK AND TRUST COMPANY


                                            By: /s/ Susan T. Keller
                                               ---------------------------------
                                                     Its: Vice President
                                                         -----------------------



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STATE OF CONNECTICUT     )
                         )  ss.:
COUNTY OF FAIRFIELD      )

                  Before me, a Notary Public, in and for said State and County, duly commissioned and qualified, personally appeared ARLENE STERN, with whom I am personally acquainted and who, upon oath, acknowledged him/herself to be the PRESIDENT of GANTOS, INC., and that as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by him/herself as such officer.

                  IN WITNESS WHEREOF, I have hereunto set my hand on this 23rd day of JUNE ____, 1999.

                                                     /s/ Mary Ann Clark
                                                     ---------------------------
                                                     Notary Public


My Commission Expires:



STATE OF CONNECTICUT     )
                         )  ss.:
COUNTY OF HARTFORD       )

                  Before me, a Notary Public, in and for said State and County, duly commissioned and qualified, personally appeared SUSAN T. KELLER, with whom I am personally acquainted and who, upon oath, acknowledged him/herself to be the VICE PRESIDENT of STATE STREET BANK AND TRUST CO., and that such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by him/herself as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand on this _____ day of _____, 199 .


                                                     /s/ Dawn P. Heintz
                                                     ---------------------------
                                                     Notary Public


My Commission Expires:

                  DAWN P. HEINTZ
                  NOTARY PUBLIC
         MY COMMISSION EXPIRES MAY 31, 2002


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